As filed with the Securities and Exchange Commission on June 19, 2020	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

IOVANCE BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-3254381
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

999 Skyway Road, Suite 150

San Carlos, California 94070

(Address of registrant’s principal executive offices, including zip code)

Iovance Biotherapeutics, Inc. 2020 Employee Stock Purchase Plan

(Full title of the Plan)

Maria Fardis, Ph.D., M.B.A.

President and Chief Executive Officer

Iovance Biotherapeutics, Inc.

999 Skyway Road, Suite 150

San Carlos, California 94070

(Name and address of agent for service)

(650) 260-7120

(Telephone number, including area code, of agent for service)

Copies to:

Emilio Ragosa

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, New Jersey 07078

Telephone: (973) 520-2550

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common stock, $0.000041666 par value, to be issued pursuant to the Registrant’s 2020 Employee Stock Purchase Plan	500,000 shares	$29.30	$14,650,000.00	$1,901.57
(1)	This registration statement (the “Registration Statement”) covers shares of the Registrant’s common stock, $0.000041666 par value per share (“Common Stock”), which are issuable pursuant to the Registrant’s 2020 Employee Stock Purchase Plan (the “ESPP”).
(2)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the ESPP by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.
(3)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Registrant’s Common Stock on June 15, 2020 as reported by The Nasdaq Stock Market.

Proposed sales to take place as soon after the effective date of the Registration Statement as awards under the above-named plan are granted, exercised and/or distributed.

PART I

Information Required in the Section 10(a) Prospectus

Item 1. Plan Information

The information required by Item 1 is included in documents sent or given to participants in the plans covered by this Registration Statement pursuant to Rule 428(b)(1) of the 1933 Act.

Item 2. Registrant Information and Employee Plan Annual Information

The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this Registration Statement pursuant to Rule 428(b)(1) of the 1933 Act.

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PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

Iovance Biotherapeutics, Inc. (the “Registrant”) is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on February 25, 2020, which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed with the Commission;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 referred to in (a) above; and

(c) The Registrant’s Registration Statement (File No. 001-36860) on Form 8-A12b/A filed with the Commission on July 27, 2017 pursuant to Section 12(b) of the 1934 Act, in which there is described the terms, rights, and provisions applicable to the Registrant’s outstanding Common Stock.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K under the 1934 Act shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

Registrant’s certificate of incorporation, as amended, provides that, to the maximum extent permitted under applicable law, none of its directors will have any personal liability to Registrant or its stockholders for damages for breach of fiduciary duty as a director.

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Section 102(b)(7) of the Delaware General Corporation Law allows a corporation to provide in its certificate of incorporation, as amended, that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Registrant’s certificate of incorporation, as amended, provides for this limitation of liability.

Section 145 of the Delaware General Corporation Law provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

The Registrant’s certificate of incorporation, as amended, and bylaws, as amended, provide for indemnification of the Registrant’s officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

Registrant has also entered into indemnification agreements with certain of its directors and certain of its officers, or has relied on similar indemnification provisions contained in its bylaws, in which Registrant agrees, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as officers or directors.

Registrant maintains a general liability insurance policy that covers certain liabilities of its officers and directors arising out of claims based on acts or omissions in their capacities as such.

Item 7. Exemption from Registration Claimed

Not Applicable.

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Item 8. Exhibits

Exhibit Number	Description of Document

4.1	Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.3 to Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2017.)

4.2	Certificate of Amendment of Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the Commission on June 27, 2017.)

4.3	Certificate of Amendment of Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the Commission on June 11, 2019.)

4.4	Amended and Restated Bylaws of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the Commission on May 27, 2020).

4.5	Specimen Common Stock Certificate of Registrant (incorporated herein by reference to Exhibit 4.2 to Registrant’s Annual Report on Form 10-K filed with the Commission on March 12, 2018).

4.6	Description of Securities (incorporated herein by reference to Exhibit 4.3 to Registrant’s Annual Report on Form 10-K filed with the Commission on February 25, 2020).

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).

23.2	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page hereto).

99.1	Iovance Biotherapeutics, Inc. 2020 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 9, 2020).

Item 9. Undertakings

(a)       The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California on this 19th day of June, 2020.

IOVANCE BIOTHERAPEUTICS, INC.

By	/s/ Maria Fardis, Ph.D., M.B.A.
Maria Fardis, Ph.D., M.B.A. President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Maria Fardis, Ph.D., M.B.A. and Michael C. Swartzburg, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 19, 2020.

Signature	Title

/s/ Maria Fardis, Ph.D., MBA	President and Chief Executive Officer and Director (Principal Executive Officer)
Maria Fardis, Ph.D., MBA

/s/ Michael C. Swartzburg	Vice President, Finance (Interim Principal Financial and Accounting Officer)
Michael C. Swartzburg

/s/ Athena Countouriotis, M.D.	Director
Athena Countouriotis, M.D.

/s/ Iain Dukes, D. Phil.	Director
Iain Dukes, D. Phil.

/s/ Ryan Maynard	Director
Ryan Maynard

/s/ Merrill A. McPeak	Director
Merrill A. McPeak

/s/ Wayne Rothbaum	Director
Wayne Rothbaum

/s/ Michael Weiser, M.D., Ph.D.	Director
Michael Weiser, M.D., Ph.D.

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